Exhibit 4.5

No. A-1                                        CUSIP No.: 31620R AD7

4.25% CONVERTIBLE SENIOR NOTE DUE 2018

FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of three hundred million U.S. dollars ($300,000,000.00) on August 15, 2018, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: February 15 and August 15, with the first Interest Payment Date to be February 15, 2012

Regular Record Dates: February 1 and August 1

Authenticated: August 2, 2011

Dated: August 2, 2011

FIDELITY NATIONAL FINANCIAL, INC.

By:

/s/ Anthony J. Park	/s/ Michael L. Gravelle
Name: Anthony J. Park	Name: Michael L. Gravelle
Title: Executive Vice President and Chief Financial Officer	Title: Executive Vice President, General Counsel and Corporate Secretary

Certificate of Authentication

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:	/s/ Christie Leppert
Christie Leppert
Authorized Signatory

FIDELITY NATIONAL FINANCIAL, INC.

4.25% CONVERTIBLE SENIOR NOTE DUE 2018

THE OFFER AND SALE OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND
(2)    AGREES FOR THE BENEFIT OF FIDELITY NATIONAL FINANCIAL, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN BEFORE THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE THAT THE COMPANY OR ITS AFFILIATES WERE OWNERS HEREOF (OR ANY PREDECESSOR HEREOF), OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144(b)(1) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
BEFORE THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. BEFORE THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN

INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.
1.    INDENTURE. This Note was issued under the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company), a Delaware corporation (the "Company"), and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, and by the Second Supplemental Indenture (the “Second Supplemental Indenture,” and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of May 5, 2010, between such parties. The terms of this Note were established pursuant to an Officers’ Certificate, dated August 2, 2011 (the “Establishing Certificate”), which modifies certain provisions of the Indenture for purposes of this Note. The terms of this Note include those stated in the Indenture (as modified by the Establishing Certificate), those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in the Establishing Certificate. This Note is subject to all such terms, and Holders are referred to the Indenture and the Establishing Certificate. The Company will provide a copy of the Indenture and the Establishing Certificate, without charge, upon written request to the Company sent to 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Secretary. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Establishing Certificate or in the Indenture, as modified by the Establishing Certificate.

2.    INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 4.25% per annum, payable semiannually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2012, until the principal is paid or made available for payment. Interest on this Note will accrue from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or August 15, 2018, as the case may be. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In addition, the Company shall, in the circumstances set forth in Section 9.13 of the Indenture, pay additional interest on this Note in the manner provided in such section.

3.    METHOD OF PAYMENT. the Company shall make payments of interest on, principal of, and any cash Conversion Consideration of, (i) Notes of which the Holder is a Depositary, or its nominee, as holder of Notes in global form (such Notes, “Global Notes”), by wire transfer of immediately available funds; and (ii) each other Note, at the Company’s option, either by check mailed to the Holder of such Note or by wire transfer in immediately available funds to such Holder’s account within the United States.

4.    PAYING AGENT,REGISTRAR, AND CONVERSION AGENT. Initially, The Bank of New York Mellon Trust Company, N.A., shall act as Paying Agent, Registrar and Conversion Agent. The Company may change or appoint any Paying Agent, Registrar, co-Registrar or Conversion Agent without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

5.    PERSONS DEEMED OWNERS. The registered Holder or Holders of this Note shall be treated as owners of it for all purposes.

6.    OPTIONAL REDEMPTION. The Notes shall not be redeemable at the election of the Company prior to the Final Maturity Date.

7.    REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change, Holders may require the Company to repurchase their notes in accordance with Article 13 of the Indenture.

8.    CONVERSION. If certain conditions are satisfied, this Note is convertible pursuant and subject to Article 12 of the Indenture, into consideration that consists, at the Company’s election, of cash, shares of Common Stock or a combination of cash and shares of Common Stock.

9.    LEGAL HOLIDAYS. If any Interest Payment Date, any Fundamental Change Purchase Date or the Final Maturity Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture, the Notes or the Establishing Certificate), the payment required to be made on such date shall be postponed until the immediately following Business Day and no interest on such payment shall accrue in respect of such delay.

10.    UNCLAIMED MONEY. Subject to the terms of the Indenture, if money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request, and thereafter Holders entitled to the money shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

11.    AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Note may be amended or supplemented with the consent of at least a majority in aggregate principal amount of the Holders affected by the amendment. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure certain ambiguities or correct certain mistakes or to create another series of Notes and establish its terms.

12.    DEFAULTS AND REMEDIES.

If an Event of Default with respect to the Outstanding Notes of the same series as this Note occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding Notes of the same series as this Note, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued and unpaid interest, if any, on the aggregate principal amount of all Outstanding Notes to be due and payable, and upon any such declaration, such principal and interest, if any, shall be immediately due and payable.

At any time after such a declaration of acceleration with respect to this Note has been made, the Holders of a majority in aggregate principal amount of all Outstanding Notes of the same series as this Note, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided, and subject to satisfaction of the conditions set forth, in the Indenture.

13.    TRUSTEE DEALINGS WITH COMPANY. Subject to the TIA, to the extent applicable, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

14.    NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Note.

15.    DISCHARGE OF INDENTURE. Article 4 of the Indenture contains certain provisions pertaining to discharge of the Indenture.

16.    AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17.    GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a garantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program accetable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making the transfer:

[Check One]

(1)	to the Company or any Subsidiary thereof, or
(2)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Notes Act of 1933, as amended, or
(3)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Notes Act of 1933, as amended, or
(4)	pursuant to, and in compliance with, an exemption from registration under the Notes Act of 1933, as amended, other than Rule 144A or Rule 144, or
(5)	pursuant to an effective registration statement under the Notes Act of 1933, as amended, and, unless the box below is checked, the undersigned confirms that this Note is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Notes Act of 1933, as amended:

☐	The transferee is an Affiliate of the Company.

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Notes Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Notes Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be signed by an executive officer

CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box:	☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, then fill in the form below:

(Insert other person's soc. sec. ot tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Siganture(s):
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

Certificate No. of Note: ___________

If you want to elect to have this Note purchased by the Company pursuant to Article 13 of the Indenture,

check the box	☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Article 13 of the Indenture, as applicable, then state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date:	Siganture(s):
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this global Note for an interest in another global Note or for Notes in certificated form, have been made:

	Amount of decrease in Principal amount of this Global Note	Amount of Increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian
Date of Exchange